As filed with the Securities and Exchange Commission on June 14, 2021

Registration No. 333-249476

Registration No. 333-198492

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT (FILE NO. 333-249476)

FORM S-3 REGISTRATION STATEMENT (FILE NO. 333-198492)

UNDER THE SECURITIES ACT OF 1933

LEAF GROUP LTD.

(Exact name of registrant as specified in its charter)

Delaware	20-4731239
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1655 26th Street

Santa Monica, California, 90404

(Address of Principal Executive Offices, including zip code)

Sean Moriarty

Chief Executive Officer

Leaf Group Ltd.

1655 26th Street

Santa Monica, California 90404

(310) 656-6253

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Adam Wergeles	Anthony J. McCusker Bradley C. Weber
Leaf Group Ltd.	Goodwin Procter LLP
1655 26th Street	601 Marshall Street
Santa Monica, California 90404	Redwood City, California 94063
(310) 656-6253	(650) 752-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the following Registration Statements on Form S-3 (each, a “Registration Statement” and, collectively, the “Registration Statements”), filed with the Securities and Exchange Commission (the “SEC”) by Leaf Group Ltd., a Delaware corporation (the “Registrant”):

•                  Registration Statement on Form S-3 (No. 333-249476), filed with the SEC on October 14, 2020 and declared effective on October 26, 2020; and

•                  Registration Statement on Form S-3 (No. 333-198492), initially filed with the SEC on August 29, 2014 and declared effective on September 17, 2014.

The Registrant is filing this Post-Effective Amendment to the Registration Statements to deregister all securities that remain unsold under the above-referenced Registration Statements.

On June 14, 2021, pursuant to the terms of an Agreement and Plan of Merger (the “Merger Agreement”) dated as of April 3, 2021, by and among Graham Holdings Company, a Delaware corporation (“Parent”), Pacifica Merger Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”) and the Registrant, Merger Sub merged with and into the Registrant, with the Registrant surviving the merger as a wholly owned subsidiary of Parent (the “Merger”).

As a result of the Merger, the Registrant has terminated any and all offerings of its securities pursuant to the Registration Statements.  In accordance with an undertaking made by the Registrant in each Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under such Registration Statement that remain unissued at the termination of the offering, the Registrant hereby removes from registration all securities registered but unsold under the Registration Statements, if any, as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused the Post-Effective Amendment No. 1 to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on June 14, 2021.

LEAF GROUP LTD.

By:	/s/ Adam Wergeles
Adam Wergeles
Executive Vice President and General Counsel

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